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                                      EXHIBIT A



Agreement for filing Schedule 13-G.

Pursuant to the requirements of Regulation 13d-1(d), SAFECO Common Stock Trust, SAFECO Corporation and SAFECO Asset Management Company each agree that Schedule 13-G filed by them with regard to Penederm, Inc.'s common stock is filed on behalf of each of them.


Date October 7, 1996              SAFECO Common Stock Trust



                                  By /s/ Ronald L. Spaulding
                                     ----------------------------------
                                       Ronald L. Spaulding, Treasurer

                                  SAFECO Corporation



                                  By /s/ Ronald L. Spaulding
                                     ----------------------------------
                                       Ronald L. Spaulding, Treasurer


                                  SAFECO Asset Management Company



                                  By /s/ Neal A. Fuller
                                     ----------------------------------
                                       Neal A. Fuller, Secretary


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